Exhibit 5.1

February 9, 2021

Kratos Defense & Security Solutions, Inc.
10680 Treena Street.
Suite 600
San Diego, CA 92131

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3ASR (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement, of up to 250,374 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

As such counsel and for purposes of the opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

i.	the Registration Statement;

ii.	the Prospectus;

iii.	the Amended and Restated Certificate of Incorporation of the Company and all amendments and supplements thereto, certified by the Secretary of State of the State of Delaware as of February 4, 2021 and certified by an officer of the Company as of the date hereof;

iv.	the Second Amended and Restated Bylaws of the Company, as amended, certified by an officer of the Company as of the date hereof;

v.	a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of February 1, 2021 (and subsequent bring-down as of February 9, 2021) (the “Good Standing Certificate”); and

vi.	certain resolutions adopted by the board of directors of the Company on November 17, 2020.

Kratos Defense & Security Solutions, Inc.

February 9, 2021

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the preparation and filing by the Company of the Registration Statement, including the Prospectus, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP